SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             CYBEROPTICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                             CYBEROPTICS CORPORATION
                             5900 Golden Hills Drive
                              Minneapolis, MN 55416


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 22, 1999

To the Shareholders of
CYBEROPTICS CORPORATION:

         The Annual Meeting of Shareholders of CyberOptics Corporation (the "Company") will be held on Tuesday, June 22, 1999, at the Radisson Plaza Hotel Minneapolis, 35 South 7th Street, Minneapolis, Minnesota 55402, at 3:00 p.m. for the following purposes:

                  1)       To elect seven directors;

                  2) To approve an amendment to the CyberOptics Corporation 1992 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 200,000 shares;

                  3) To approve amendments to the CyberOptics Corporation Stock Option Plan for Nonemployee Directors to provide for the automatic grant to each director who is not also an employee of the Company of an option to purchase 3,000 shares of common stock at each annual meeting of shareholders at which such director is elected or reelected beginning for new directors with the Annual Meeting to which the attached Proxy Statement relates and beginning for current directors with the annual meeting in the year in which prior options granted under the plan are fully vested; and

                  4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of Common Stock at the close of business on May 5, 1999, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                       By Order of the Board of Directors


                                       Thomas Martin
                                       SECRETARY

Minneapolis, Minnesota
May 12, 1999

                    -----------------------------------------

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY
     In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.

                    -----------------------------------------

                             CYBEROPTICS CORPORATION
                             5900 Golden Hills Drive
                              Minneapolis, MN 55416

                                 PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON JUNE 22, 1999

         The accompanying Proxy is solicited on behalf of the Board of Directors of CyberOptics Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held June 22, 1999, at 3:00 p.m. at the Radisson Plaza Hotel Minneapolis, 35 South 7th Street, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit Proxies for the management of the Company by means of mail, telephone or personal calls.

         Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

         Only holders of record of Common Stock at the close of business on May 5, 1999, will be entitled to receive notice of and to vote at the meeting. On May 5, 1999, the Company had 4,965,206 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

         So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998, is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about May 12, 1999.

                        PROPOSAL I--ELECTION OF DIRECTORS

NOMINEES

         Seven persons have been nominated for election at the Annual Meeting:
Steven K. Case, Alex B. Cimochowski, Kathleen P. Iverson, Erwin A. Kelen, Irene
M. Qualters, Steven M. Quist and Michael M. Selzer, Jr. Each nominee except Ms. Qualters and Mr. Selzer is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next annual meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable. George P. Kline and
P. June Min, who have served as directors of the Company since June 1986 and February 1995, respectively, are not standing for reelection.

         The following information is furnished with respect to each nominee as of March 17, 1999:

                                PRINCIPAL OCCUPATION AND              DIRECTOR
   NAME AND AGE          BUSINESS EXPERIENCE FOR PAST FIVE YEARS       SINCE
   ------------          ---------------------------------------       -----

Steven K. Case           Chairman of the Company since September    January 1984
Age 50                   1995; President of the Company from 1984
                         until February 1998; part-time Professor of Electrical Engineering at the
                         University of Minnesota since 1978.

Steven M. Quist          President of the Company since February     June 1991
Age 53                   1998; President of Rosemount Inc.
                         ("Rosemount"), a subsidiary of Emerson
                         Electric Co., and an employee of
                         Rosemount from 1970 until joining the
                         Company.

Alex B. Cimochowski      President and owner of Four Peaks            May 1984
Age 59                   Technologies, Inc., a printing company,
                         since November 1996; independent business consultant from September 1995 to
                         November 1996; Chief Executive Officer of
                         Delphax Systems from November 1988 to
                         September 1995; President of Edgecore
                         Technology, Inc. from September 1983 to
                         April 1988 and consultant thereto from
                         April 1988 to November 1988.

Kathleen P. Iverson+     Vice-President and General Manager of        May 1998
Age 42                   Worldwide Temperature, a division of
                         Rosemount, since September 1997; Vice
                         President Worldwide Temperature of
                         Rosemount from January 1996 to September
                         1997; Vice President--Finance of
                         Rosemount from 1992 to January 1996.

Erwin A. Kelen*          President of Kelen Ventures since 1990;   February 1995
Age 63                   President of Datamyte Corporation, a
                         subsidiary of Allen Bradley Co., from
                         1984 until 1990. Director of Printronix,
                         Inc., Insignia Systems, Inc. and Computer
                         Network Technologies, Inc.

Irene M. Qualters+       President of Cray Research, a subsidiary     Nominee
Age 49                   of Silicon Graphics, Inc., and Senior
                         Vice President of Silicon Graphics, Inc.
                         from 1997 to 1998; Vice President of
                         Silicon Graphics, Inc. from 1996 to 1997;
                         Senior Vice President of Cray Research
                         from 1995 until its acquisition by
                         Silicon Graphics, Inc. in 1996; Vice
                         President--Software Division of Cray
                         Research from 1992 to 1995.

Michael M. Selzer, Jr.*  President, Chief Executive Officer and       Nominee
Age 46                   Director of Urologix, Inc, a medical
                         device manufacturer, since January 1999;
                         Vice President and General
                         Manager--Neurostimulation Business of
                         Medtronic, Inc., a medical device
                         manufacturer, from 1994 until December
                         1998; Vice President--Components and
                         Research Group of Medtronic, Inc. from
                         1992 to 1994; Vice President and General
                         Manager--Micro-Relationship Division of
                         Medtronic, Inc. from 1987 to 1992.

---------------------
+  Member of and/or nominee to Audit Committee
*  Member of and/or nominee to Compensation Committee

COMPENSATION OF DIRECTORS

         Directors are paid $1,000 per board meeting attended and are reimbursed for their expenses in attending meetings. In addition, in accordance with the Company's Stock Option Plan for Nonemployee Directors (the "Director Plan"), each director who was not then also an employee (all directors except Dr. Case) was granted an option to purchase 12,000 shares of Common Stock upon adoption of an amendment to the Director Plan in 1993 (or, in the case of Mr. Kelen, upon his election as a director in 1995) and 1997 (or, in the case of Ms. Iverson, upon her election as a director in 1998). All of such options are exercisable to purchase 25% of the shares subject thereto commencing on the date of the first annual meeting of shareholders after the date of grant and are exercisable with respect to an additional 25% at each of the next three annual meetings at which the director is reelected. The Board has proposed amendments to the Directors' Plan that would provide for annual grants of 3,000 shares. See Proposal III--Amendments to Stock Option Plan for Nonemployee Directors.

COMMITTEES/MEETINGS

         Except for its Compensation Committee and Audit Committee, the Company does not have any standing committees, including any nominating committee, of the Board of Directors. The Audit Committee, which consisted of Mr. Kline (a director not standing for re-election) and Ms. Iverson, reviews the Company's arrangements with its auditors, the substance of the audit and interested party transactions. Ms. Qualters has been nominated to the Audit Committee effective upon her election as a director. The Compensation Committee, which consisted of Messrs. Kline and Kelen, administers the Company's stock benefit plans and determines compensation policy and levels for the Company's executive officers. Mr. Selzer has been nominated to the Compensation Committee effective upon his election as a director. During the fiscal year ended December 31, 1998, the Board of Directors of the Company met six times and acted twice by writing in lieu of meeting, the Compensation Committee met four times and acted twice by writing in lieu of meeting and the Audit Committee met one time. Every nominee for director attended at least 75 percent of the meetings of the Board and the Board Committees for which such nominee was a member.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

EXECUTIVE OFFICERS

         The current executive officers of the Company are as follows:

         Dr. Steven K. Case, 50, has been Chairman of the Company since September 1995 and was President of the Company from January 1984 until the appointment of Mr. Quist in February 1998.

         Steven M. Quist, 53, has been President of the Company since February 1998. From 1970 until joining the Company, Mr. Quist served in various capacities with Rosemount Inc., a subsidiary of Emerson Electric Co., the last five years as President.

         Richard G. Ballintine, 52, has been Vice President--Finance and Information Systems of the Company since April 1998. Prior to joining the Company, Mr. Ballintine served in various capacities with Rosemount Inc., the last two years as Vice President--Finance. From December 1993 to September 1995, he was Vice President--Finance for Rosemount Aerospace Inc., a subsidiary of BF Goodrich Co.

         Dr. Bruce E. Batten, 48, has been Vice President and General Manager--Industrial Measurement Business Unit of the Company since August 1998. Dr. Batten was Vice President--Sales and Marketing with Kovex Corporation, a developer of precision 3D surface inspection and measurement instrumentation, from 1997 until joining the Company and served as Vice President and General Manager--Confocal Optics Business Unit for Noan Instruments, Inc., a thermospectra company, from 1990 to 1997.

         William J. Farmer, 49, started as Asia-Pacific Regional Sales Manager with the Company in July 1994, was appointed Director of Product Development in January 1996 and served as Vice President--Product Development from

February 1997 until May 1998 when he was elected Vice President, General Manger--OEM Sensors Business Unit. From November 1991 until joining the Company, Mr. Farmer was a research engineer with Sharp Corporation in Japan.

         Michael D. Wetle, 41 has been Vice President and General Manager of the SMT Systems Business Unit of the Company since May 1998. Mr. Wetle was Vice President of Marketing for Danaher Controls, an industrial controls company from 1996 until joining the Company. Prior to that, Mr. Wetle was on the Corporate Sponsorship Program at Emerson Electric (1988-96) where he served in various capacities including Strategic Planning, Marketing, and General Management. Mr. Wetle was also an Associate at Chase Investment Bank (1986-88) and was on the Executive Program at Honeywell Inc (1981-84).


                  PROPOSAL II--APPROVAL OF THE AMENDMENT TO THE
                   COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN

         As of April 14, 1999, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to increase the number of shares of Common Stock available for issuance under the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") from 200,000 shares to 400,000 shares. As of March 31, 1999, there were 58,369 shares remaining that can be issued under the Purchase Plan. The Board believes this is an adequate number of shares for the Purchase Plan year ending July 31, 1999, but will be inadequate to cover Purchase Plan issuances thereafter.

         The Company continues to recruit key personnel and believes that the incentives available under the Purchase Plan are an important element in attracting highly skilled and qualified individuals. As such, the Company believes that the amendment to the Purchase Plan can help it meet the competitive demands of attracting and retaining a productive work force. Therefore, the Board of Directors believes that it is desirable to amend the Purchase Plan to change the number of shares of Common Stock authorized for issuance thereunder.

         The Purchase Plan was initially approved by the Company's shareholders in 1992 and is administered by the Compensation Committee of the Board of Directors or such other committee as established by the Board of Directors (the "Plan Committee"). The Plan Committee must consist of two or more directors who are not employees and are "independent" within the meaning of Section 16b-3 of the Securities Exchange Act of 1934.

         The Purchase Plan reserves shares of the Company's Common Stock for sale to participating employees at the lower of 85% of the fair market value of the Company's Common Stock on the first business day, or the last business day, of the applicable purchase period. Under the terms of the Purchase Plan, purchase periods begin on the first business day of August of each year and end on the last business day of July of the following year.

         Participating employees may direct the Company to make payroll deductions from 1% to 10% of their compensation during the purchase period for the purchase of shares under the Purchase Plan and may withdraw from the Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next purchase period). No participant may purchase more than 10,000 shares or shares having a market value exceeding $25,000 under the Purchase Plan (and any other plan qualifying under Section 423(b)(8) of the Internal Revenue Code of 1986, as amended) during any purchase period.

         Any employee of the Company or any of its subsidiaries (other than employees who have been employed by the Company or any of its subsidiaries less than 6 months or whose customary employment by the Company or any of its subsidiaries is less than 20 hours per week or 5 months per calendar year) is eligible to participate in the Purchase Plan, provided that no employee who holds more than 5% percent of the outstanding Common Stock may participate.

         Upon a participant's termination of employment with the Company for any reason other than approved retirement or death, participation in the Purchase Plan will cease and the balance of the participant's share purchase account will be paid, in cash, to the participant within 30 days. Upon the death or approved retirement of a participant, no further contributions will be made to the participant's share purchase account and the balance in the account will either be used to purchase shares of Common Stock at the end of the current purchase period or be paid in cash if requested, provided that in the case of approved retirement, no purchase of Common Stock shall be allowed if the last day of the purchase period in which such retirement occurs is more than 3 months following the date of such retirement.

         The Purchase Plan may be amended by the Board of Directors at any time, except that the Board of Directors cannot, without shareholder approval, adopt any amendment that (i) would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Purchase Plan, (ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange applicable to the Company, or (iii) permits the issuance of Common Stock before payment therefor in full.

         The Board of Directors adopted the amendment to the Purchase Plan in order to allow the Company to continue to provide a convenient and advantageous way for its employees to make systematic purchases of Common Stock and therefore to develop a stronger incentive to work for the continued success of the Company. The amendment to the Purchase Plan is being submitted to the shareholders for approval in order to comply with the requirements of the Internal Revenue Code of 1986, as amended.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE PURCHASE PLAN AS DESCRIBED ABOVE.


     PROPOSAL III--AMENDMENTS TO STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

         As of April 14, 1999, the Board of Directors approved, subject to shareholder approval, amendments to the CyberOptics Corporation Stock Option Plan for Nonemployee Directors (the "Director Plan") to provide for the automatic grant to each director who is not also an employee of the Company of an option to purchase 3,000 shares of Common Stock at each annual meeting of shareholders at which such director is elected or reelected. Option grants under the amended Director Plan would begin with the 1999 Annual Meeting of Shareholders for new directors but would be delayed until the annual meeting of shareholders in the year in which all options previously granted to a director become fully vested for incumbent directors.

         The Director Plan was initially adopted by the Board of Directors on September 19, 1989, and approved by shareholders in April 1990. It was amended on (i) October 12, 1993, to provide for an additional one-time grant which was approved by shareholders on May 10, 1994 and (ii) May 8, 1997 to both provide for an additional one-time grant and to increase the number of shares of Common Stock reserved for issuance thereunder by 80,000. The Director Plan reserves a total of 172,400 shares of Common Stock for issuance to directors of the Company who are not also employees upon exercise of options granted to them under the Director Plan. There are currently options to purchase 112,200 shares outstanding under the Director Plan.

         The Director Plan currently provides that each director who is not also an employee will automatically receive an option to purchase 12,000 shares of Common Stock upon initial election as a director. Currently, options may not be exercised until one year after the date of grant and become exercisable thereafter in cumulative annual installments equal to 25% percent of the number of shares of Common Stock subject to the option, at the date of each annual meeting of shareholders at which the director is reelected. The exercise price of all options under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. All options expire ten years from the date of grant. Options under the Director Plan are nontransferable and expire upon removal of a director for gross or willful misconduct. Options remain exercisable for the remainder of their initial term if a director otherwise resigns. All options granted under the Director Plan are nonqualified stock options.

         The Board of Directors has proposed that the Director Plan be amended to provide for the automatic grant to each nonemployee director of an option to purchase 3,000 shares of Common Stock at each annual meeting of shareholders at which such director is elected or reelected beginning with the 1999 Annual Meeting of Shareholders for new directors and beginning with the annual meeting in the year in which all previously granted options under the Directors Plan become fully vested for current directors. Such options would remain exercisable for the balance of their term (10 years) to the extent exercisable upon termination of service as a director, except for termination due to gross or willful misconduct in which case such options would expire immediately, and will be fully exercisable on the date of grant. The following table sets forth the information with respect to options that will be granted to nominees under the Director Plan upon their election to the Board of Directors and shareholder approval of the amendments to the Director Plan:

                                 NEW PLAN GRANTS

                    NAME AND POSITION                 NUMBER OF SHARES
                    -----------------                 ----------------

        Irene M. Qualters, Nominee for Director            3,000
        Michael M. Selzer, Nominee for Director            3,000

All of such options will be fully exercisable on the date of grant. Such options will expire on June 22, 2009. Most members of the Board of Directors will not be eligible to receive option grants under the amended Director Plan until the annual meeting of shareholders to be held in 2001.

         The Board of Directors believes that stock options are an important tool for aligning the interests of nonemployee directors with the interests of the Company and the Company's shareholders. The Board of Directors believes that the proposed amendments to the Director Plan are in the best interests of the Company because they will further align the interests of nonemployee directors with those of the Company and the Company's shareholders.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL OF THE AMENDMENTS TO THE DIRECTOR PLAN DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE DIRECTOR PLAN AS DESCRIBED ABOVE.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

         The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of two independent, outside directors.

         The principal objective of the Company's compensation policy is to increase shareholder value by providing an incentive to officers and employees to maximize the Company's performance. Generally, the Company has set the salaries of its executive officers at slightly below industry averages and provided for significant variable compensation through stock options and, to a lesser extent, through cash bonuses. The form of compensation provided to members of the Company's management varies based on their position and their ability to influence performance.

         The Compensation Committee has discretion to set executive compensation at levels warranted by external, internal and individual circumstances. The Committee has solicited through Mr. Quist, and reviewed annually, compensation surveys for officer positions in the electronics industry. Although such data provides a base for comparison, it is not necessarily used as the basis for the compensation actually awarded.

         EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program can be separated into several elements: base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

         BASE SALARY

         The Company's policy is to set the base salaries of its executives at slightly below industry average. Dr. Case's base salary during 1998 was set by the Committee at the beginning of the fiscal year at $175,000, which the Committee believes continues to place his salary below the median of salaries for executive officers in the electronics industry at similarly sized companies. Such salary represented a $15,000 increase over Dr. Case's base salary for 1997.

         CASH INCENTIVE COMPENSATION

         The Compensation Committee establishes an executive bonus plan annually. The bonus plan assigns to each executive, based upon the Committee's determination of the size of bonus appropriate for the position held by the executive, a base dollar amount bonus objective. Sales positions, for example, which more directly influence revenue attainment and have a higher component of variable compensation, also have a proportionately larger base dollar amount bonus objective. The Committee then creates a matrix of multipliers for such base bonus objective as a function of increase in net income before interest and income taxes ("NIBIT") and revenue. For any given increase in NIBIT after a threshold increase in revenue, the matrix will dictate a multiplier that is applied to the base dollar amount bonus objective to determine the bonus awarded. For 1998, the matrix provided for no bonuses if NIBIT grew less than 4% or if revenue increased less than 5% over NIBIT and revenue in 1997.

         Dr. Case received a cash bonus of $15,000 for 1998. The bonus reflects a $75,000 base dollar amount objective for Dr. Case and a multiplier of 0.20. The relatively small multiplier, and bonus, reflects lower revenue resulting from slower growth in the surface mount technology industry.

         STOCK INCENTIVE COMPENSATION

         The Company provides long-term incentive to its executive officers primarily through its Restated Stock Option Plan and its 1998 Stock Incentive Plan (collectively, the "Option Plans"). Under the Option Plans, the Compensation Committee awards stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Compensation Committee has not fixed, or predetermined, the amount of shares to be available for option grants in any year. The Committee has, however, reviewed industry statistics regarding the appropriate size of the Option Plan in terms of outstanding shares and the appropriate size of grants to executive officers and to employees as a whole.

         Stock options are granted to encourage an executive to seek the same objectives as shareholders, to retain executives through vesting and to lower the overall cash cost of compensation. The Company's options generally vest over a period of four years and expire after five years. All options are granted with an exercise price equal to fair market value on the date of grant.

         Because large grants in 1996 and 1997 provided Dr. Case with a significant number of options, Dr. Case did not receive any options in 1998. Mr. Quist was granted an option to purchase 100,000 shares of Common Stock upon his election as President in February 1998, in part as an inducement to join the Company. Options granted during 1998 to other executives were principally to provide additional incentive, with reference to industry statistics on the appropriate size of the stock-based incentive.

         BENEFITS

         The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 1998.

         SUMMARY

         The Compensation Committee believes that the compensation program for executive officers during the 1998 year achieved the principal objectives for which it was designed.

                                       Erwin Kelen
                                       George Kline

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the President of the Company and each executive officer of the Company who received cash compensation from the Company during the year ended December 31, 1998 exceeding $100,000.

                                     ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                        --------------------------------------------   -------------------------------------------
                                                                              AWARDS           PAYOUTS
                        --------------------------------------------   ----------------------  -------
                                                             OTHER
                                                             ANNUAL    RESTRICTED  SECURITIES            ALL OTHER
 NAME AND PRINCIPAL                                          COMPEN-     STOCK     UNDERLYING   LTIP      COMPEN-
      POSITION          YEAR       SALARY        BONUS       SATION    AWARDS(1)   OPTIONS(#)  PAYOUTS   SATION(2)
--------------------    ----       ------        -----       -------   ---------   ----------  -------   ---------
Steven K. Case          1998      $181,000(4)   $ 15,000                                                 $   3,446
Chairman & Director     1997       160,000        45,000   $ 33,935(3)               80,000                  2,993
                        1996       150,000                                           93,000                  2,669

Steven M. Quist         1998       172,000(5)     75,000                $195,000    100,000
President & Director

William J. Farmer       1998       119,000(4)      6,000                                                     2,688
Vice President and      1997       110,000        18,750                             25,000                  2,238
General Manger--OEM     1996        86,900                                           18,750                  2,269
Sensors Business Unit

-------------------
(1) Amounts in the column represent the dollar value of grants of restricted stock. Mr. Quist is the only named executive officer who has received restricted stock. Mr. Quist received a 10,000 share restricted stock award that was 20% vested on the date of grant and vests with respect to an additional 20% on each of the next four anniversaries of the grant date.
(2)  Consists of company contributions for such officers to a 401K plan.
(3)  Represents payout of accrued and unused vacation time.
(4)  Includes one payroll period during 1998 in excess of a full years' payroll.
(5) Mr. Quist commenced employment in February 1998 and the numbers therefore represent salary for a partial year.

STOCK OPTIONS

         The Company maintains a Restated Stock Option Plan, a 1998 Stock Incentive Plan and a Stock Option Plan for Nonemployee Directors. The Company may grant stock options to executive officers and other employees and consultants of the Company under the Restated Stock Option Plan and the 1998 Stock Incentive Plan. The following table sets forth information with respect to options granted to the named executive officers in 1998:

                              OPTION GRANTS IN 1998

                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION FOR
                                                                                           OPTION TERM(1)
                                                                                   -----------------------------
                               % OF TOTAL OPTIONS
                   OPTIONS         GRANTED TO       EXERCISE PRICE    EXPIRATION
     NAME         GRANTED(#)   EMPLOYEES IN 1998       ($/SH)            DATE           5%($)          10%($)
--------------    ----------   ------------------   --------------    ----------   --------------   ------------
Dr. Case                --             --                   --              --              --              --
Mr. Quist          100,000           45.0%               19.50         1/12/03         538,749       1,190,495
Mr. Farmer              --             --                   --              --              --              --

-------------------
(1) These amounts represent the realizable value of the subject options from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the Common Stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

         The following table sets forth information with respect to options exercised during 1998 and held by the officers named in the Summary Compensation Table as of December 31, 1998:

  AGGREGATED OPTION EXERCISES IN 1998 AND OPTION VALUES AS OF DECEMBER 31, 1998

                                             NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                                 UNEXERCISED OPTIONS AT              MONEY OPTIONS AT
                                                  DECEMBER 31, 1998(1)             DECEMBER 31, 1998(2)
                                             -------------------------------   ----------------------------
                    SHARES
                  ACQUIRED ON     VALUE
   NAME            EXERCISE     REALIZED(3)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------     -----------   -----------   -----------     -------------    -----------    -------------
Dr. Case            20,000      $ 251,250        61,500          106,500         $ 19,500       $ 34,500
Mr. Quist               --             --         3,000          109,000               --             --
Mr. Farmer              --             --        19,999           31,876           44,685         39,378

-------------------
(1) All of such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.
(2) Represents the difference between the closing price of the Common Stock as reported on the Nasdaq National Market ("Nasdaq") on December 31, 1998, and the exercise price of the options.
(3) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise.

LONG-TERM INCENTIVE PLAN AWARDS/EMPLOYMENT AGREEMENTS

         Other than its Restated Stock Option Plan and the 1998 Stock Incentive Plan, the Company does not maintain any long-term incentive plans, nor does it have any employment agreements with any of the executive officers named in the Summary Compensation Table.

SHAREHOLDER RETURN

         The graph set forth below compares the cumulative total shareholder return on the common stock of the Company from January 1, 1994 through December 31, 1998 with the cumulative total return on a broad market index (the Nasdaq NMS Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on January 1, 1994, and reinvestment of all dividends.

                                   CYBEROPTICS
                          STOCK PERFORMANCE CHART DATA

                              [PLOT POINTS CHART]

                      Nasdaq
                    Computer &
                       Data
  Date              Processing         Nasdaq NMS          CyberOptics
  ----              ----------         ----------          -----------

12/31/93              $100.00            $100.00             $100.00
 3/31/94              $101.42             $95.80              $92.00
 6/30/94               $99.25             $91.32              $88.00
 9/30/94              $110.50             $98.88             $104.00
12/30/94              $121.44             $97.75             $124.00
 3/31/95              $136.70            $106.56             $176.00
 6/30/95              $162.03            $121.89             $406.00
 9/29/95              $177.00            $136.57             $544.00
12/29/95              $184.95            $138.24             $636.00
 3/29/96              $193.61            $144.69             $460.00
 6/28/96              $215.20            $156.50             $248.00
 9/30/96              $219.48            $162.06             $216.00
12/31/96              $228.22            $170.03             $214.26
 3/31/97              $211.84            $160.81             $270.00
 6/30/97              $271.66            $190.29             $252.00
 9/30/97              $297.07            $222.48             $540.00
12/31/97              $280.36            $208.65             $364.00
 3/31/98              $370.60            $243.71             $432.00
 6/30/98              $411.28            $250.76             $230.00
 9/30/98              $387.68            $227.02             $162.00
12/31/98              $502.03            $292.80             $224.00

SHARES OUTSTANDING

         The following table sets forth information pertaining to the ownership of the Company's Common Stock by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each officer named in the Summary Compensation Table, and by all officers and directors as a group as of March 17, 1999:

    NAME AND ADDRESS                     AMOUNT AND NATURE             PERCENT
   OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(1)        OF CLASS
   -------------------              --------------------------        --------

Steven K. Case                              378,988                     8.1%
5900 Golden Hills Drive
Minneapolis, MN 55416

Kopp Investment Advisors, Inc.              814,575                    16.4%
6600 France Avenue South
Suite 672
Edina, MN 55435 (2)

Robert Fleming, Inc.                        777,135                    15.7%
320 Park Avenue, 11th Floor
New York, NY 10022 (3)

Dimension Fund Advisors, Inc.               270,000                     5.4%
129 Ocean Avenue
Santa Monica, CA 90401 (4)

Alex B. Cimochowski (5)                      21,371                     *

Kathleen P. Iverson                              --                     *

Erwin A. Kelen                               49,000                     *

George E. Kline (6)                          28,800                     *

P. June Min                                  15,000                     *

Irene M. Qualters                                --                     *

Michael M. Selzer                                --                     *

Steven M. Quist (7)                          43,395                     *

William J. Farmer                            26,249                     *

All executive officers and
directors as a group (13 persons)           564,097                    10.9%

-------------------
*Less than 1%

(1) Includes 79,000 shares for Dr. Case, 19,200 shares for Mr. Cimochowski, 45,000 shares for Mr. Kelen, 3,000 shares for Mr. Kline, 15,000 shares for Dr. Min, 28,000 shares for Mr. Quist, 26,249 shares for Mr. Farmer and 215,449 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of March 17, 1999.

(2) Based on Schedule 13G filing dated February 2, 1999. Includes 183,500 shares over which the holder has sole voting power and 814,575 shares over which the holder has shared power of disposition.

(3) Based on Schedule 13G filed February 10, 1999. All shares held with shared voting and shared power of disposition.

(4) Based on Schedule 13G filed February 11, 1999. All shares held with sole voting and sole power of disposition.

(5) Includes 1,650 shares owned by Mr. Cimochowski's spouse, the beneficial ownership of which Mr. Cimochowski disclaims.

(6) Includes 22,500 held in a trust for which Mr. Kline is the trustee and 3,300 shares held in an IRA of Mr. Kline's spouse, the beneficial ownership of which Mr. Kline disclaims.

(7)  Includes 10,000 shares subject to a restricted stock agreement.

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1998.

         Based upon information provided by officers and directors of the Company, and because of a change in the Commission's rules as to reporting of option exercises, all officers, directors and 10% shareholders otherwise filed all reports on a timely basis in the 1998 fiscal year.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company has selected PricewaterhouseCoopers LLP as its independent accountants for its fiscal year ending December 31, 1999. Representatives of PricewaterhouseCoopers LLP, the successor to Coopers & Lybrand L.L.P. which served as the Company's independent accountants since July 1994 until the formation PricewaterhouseCoopers LLP in 1998, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                     GENERAL

         The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any shareholder wishing to include a proposal in the Company's proxy solicitation materials for its next annual meeting of shareholders must submit such proposal for consideration in writing to the Secretary of the Company at its principal executive offices, 5900 Golden Hills Drive, Minneapolis, MN 55416, not later than January 7, 2000. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Management will use discretionary authority to vote against any shareholder proposal presented at the next annual meeting if: (i) such proposal has been properly omitted from the Company's proxy materials under federal securities laws; (ii) notice of such proposal was not submitted to the Secretary of the Company at the address listed above by January 7, 2000; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal.

                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS


                                        Thomas Martin
                                        SECRETARY

Dated: May 12, 1999

                             CYBEROPTICS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 22, 1999
                                    3:00 P.M.

                        RADISSON PLAZA HOTEL MINNEAPOLIS
                               35 SOUTH 7TH STREET
                              MINNEAPOLIS, MN 55402







CYBEROPTICS CORPORATION
5900 GOLDEN HILLS DRIVE
MINNEAPOLIS, MN 55416                                                      PROXY
--------------------------------------------------------------------------------

                 PROXY FOR THE 1999 ANNUAL SHAREHOLDERS MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven K. Case and Steven M. Quist, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on June 22, 1999, adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:









             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of directors: 01 Steven K. Case           [ ] Vote FOR        [ ] Vote WITHHELD
                          02 Steven M. Quist              all nominees        from all nominees
                          03 Alex B. Cimochowski
                          04 Kathleen P. Iverson
                          05 Erwin A. Kelen
                          06 Irene M. Qualters
                          07 Michael M. Selzer

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY   ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE         |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |________________________________________________|


2. Approval of amendment to 1992 Employee Stock       [ ] For       [ ] Against      [ ] Abstain
   Purchase Plan

3. Approval of amendments to Stock Option Plan for    [ ]For        [ ] Against      [ ] Abstain
   nonemployee directors

4. To vote with discretionary authority on any other matter that may properly come before the meeting

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Address Change? Mark Box [ ]  Indicate changes below:      Dated: _________________________, 1999.

                                                       ________________________________________________
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box
                                                      When shares are held by joint tenants, both should
                                                      sign. When signing as attorney, executor,
                                                      administrator, trustee or guardian, please give full
                                                      title as such. If a corporation, please sign in full
                                                      corporate name by President or other authorized
                                                      officer. If a partnership, please sign in
                                                      partnership name by authorized person.